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                                                                   EXHIBIT 10.14

                                  CARSON, INC.

              1996 NON-EMPLOYEE DIRECTORS EQUITY INCENTIVE PROGRAM

                                    * * * *


       1.   PURPOSE.  The purpose of the Carson, Inc. 1996 Non-Employee
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Directors Equity Incentive Program (the "Program") is to promote the interests of Carson, Inc. ("the Company") and its stockholders by strengthening the Company's ability to attract and retain the services of experienced and knowledgeable non-employee directors through formula and other grants of non-qualified stock options to acquire the Company's Common Stock, par value $.01 per share. In addition, such grants will encourage the closer alignment of the interests of such directors with those of the Company's stockholders.

       2.   DEFINITIONS.  For purposes of the Program, the following terms shall
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have the meanings set forth below:

          2.1 "ANNUAL MEETING" means the annual meeting of the Company's stockholders for any fiscal year as determined by the Company's By-Laws.

          2.2 "APPLICABLE TRADING PERIOD" means the five trading days preceding each Annual Meeting.

          2.3 "AWARD AGREEMENT" means the option or restricted share agreement executed by each of the Eligible Directors pursuant to Section 10.3 of the Program in connection with the granting of Options or Restricted Shares hereunder.

          2.4 "BOARD" means the Board of Directors of the Company, as constituted from time to time.

          2.5 "CLOSING" means the occurrence of the closing of the initial public offerings by the Company of the Common Stock.

          2.6 "CODE" means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

          2.7 "COMMON STOCK" means the Class A Common Stock, par value $.01 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.
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          2.8  "COMPANY" means Carson, Inc., a Delaware corporation, or any successor corporation to Carson, Inc.

          2.9 "DISABILITY" means any physical or mental disability of an Eligible Director which is determined to be total and permanent by a physician selected by the Company and reasonably satisfactory to such Eligible Director (or such Eligible Director's legal representative).

         2.10 "ELIGIBLE DIRECTOR" means any Non-Employee Director of the Company who becomes a member of the Board.

         2.11 "FAIR MARKET VALUE" means on, or with respect to, any given date(s), the average of the highest and lowest per share market trading prices for the Common Stock as reported on the consolidated transaction reporting system for the New York Stock Exchange for such date(s), or, if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock is traded.

         2.12 "GRANT DATE" means the date of any Annual Meeting in respect of which an Annual Grant under Section 4.3 or a Restricted Share grant is made to an Eligible Director, and, in the case of an Initial Grant under Section 4.2, the date on which the Closing occurs.

         2.13 "INVOLUNTARY TERMINATION" means any termination of an Eligible Director's membership on the Board other than a Voluntary Termination and a removal from the Board for cause.

         2.14 "NON-EMPLOYEE DIRECTOR" means any director of the Company who is not, and who has not been for at least one year preceding the commencement of his or her membership on the Board, an employee of the Company, or any parent or subsidiary companies of the Company.

         2.15 "PROGRAM" means the Carson, Inc. 1996 Non-Employee Directors Equity Incentive Program, as set forth herein.

         2.16 "OPTION(S)" means the stock option(s) to acquire shares of Common Stock granted pursuant to the provisions of Section 4 of the Program and the relevant Award Agreement.

         2.17 "RESTRICTED SHARE(S)" means the restricted share grants effected pursuant to Section 5 of the Program and the relevant Award Agreement.

         2.18 "SEC" means the Securities and Exchange Commission, or any successor governmental agency.
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         2.19  "VOLUNTARY TERMINATION" means a termination of an Eligible
Director's membership on the Board due to or as a result of any such Eligible Director's resignation from the Board (other than due to death, Disability or Retirement) or refusal (other than due to death, Disability or Retirement) to stand for election to the Board after having been nominated by the Board.

       3. TERM OF THE PROGRAM/COMMON STOCK SUBJECT TO THE
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          PROGRAM/ADMINISTRATION.
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         3.1   The Program shall continue in effect until it is terminated by action of the Board or the Company's stockholders, but any such termination shall not affect the terms of any then outstanding Options or Restricted Shares. The maximum number of shares of Common Stock in respect of which Option and Restricted Share grants may be made under the Program, subject to adjustment as provided in Section 8.2 of the Program, shall be 400,000 shares. Such shares shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including without limitation, shares purchased by the Company in the open market or in private transactions. If any Option or Restricted Share granted under the Program expires, is forfeited or terminates for any reason, the shares of Common Stock subject to, but not delivered under, any such Option or Restricted Share may again become available for the grant of other Options or Restricted Shares under the Program.

         3.2 The Program shall be administered by the Board. The Board shall have the power to interpret and construe the terms and provisions of the Program, to determine questions that arise thereunder, to designate persons to carry out the day-to-day ministerial administration of the Program and to adopt and amend such rules and regulations for administering the Program as the Board deems necessary or desirable.

       4. NON-QUALIFIED STOCK OPTION GRANTS.
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         4.1   All Options granted under the Program shall be nonstatutory options and are not intended to qualify under Section 422 of the Code as "incentive stock options".

         4.2 An initial Option to acquire 1,500 shares of Common Stock (as adjusted pursuant to Section 8.2 of the Program) shall be granted (an "Initial Grant") to each Eligible Director immediately following the Closing. Each Initial Grant Option shall be exercisable upon grant and shall expire on the first anniversary of the Closing.

         4.3 An annual Option to acquire 5,000 shares of Common Stock (as adjusted pursuant to Section 8.2 of the Program) shall be granted (an "Annual Grant") automatically each year, immediately following the Annual Meeting, to each Eligible Director at such time.
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         4.4   The per share option exercise price for an Annual Grant shall be the average of the Fair Market Values for the Applicable Trading Period. The per share option exercise price for an Initial Grant shall be equal to the initial public offering price paid by the public for the Common Stock.

         4.5 Upon becoming exercisable in accordance with Section 4.7 of the Program, the exercisable portion of an Option may be exercised in whole or in part at any time and from time to time during the Option Period (as defined in Section 4.7 of the Program) by giving written notice, signed by the person exercising the Option, to the Secretary of the Company stating the number of shares of Common Stock in respect of which the Option is being exercised, accompanied by payment in full of the aggregate option exercise price for the shares of Common Stock to be acquired. The date both such notice and payment are received by the office of the Secretary of the Company shall be the date of exercise of the Option as to such number of shares of Common Stock. No Option may be exercised at any time in respect of a fractional share.

         4.6 Payment of the aggregate option exercise price may be made in cash or by certified, cashier's or personal check. Payment may also be made in whole or in part by the transfer to the Company of shares of Common Stock already owned by an Eligible Director for at least six months and having a fair market value equal to all or a portion of the option exercise price at the time of such exercise. All payment instruments are accepted subject to collection.

         4.7 Each Annual Grant Option shall become exercisable on the first anniversary of the Closing and shall expire ten years after its Grant Date (the "Option Period"), but shall be subject to earlier termination as follows:

                 4.7.1 In the event of a Voluntary Termination or a removal from the Board for cause, the then outstanding unexercisable Annual Grant Options of such Eligible Director shall automatically expire on the effective date of any such termination and the then outstanding exercisable Annual Grant Options of such Eligible Director shall automatically expire ninety (90) days after the effective date of any such termination.

                 4.7.2 In the event of an Involuntary Termination, the then outstanding Annual Grant Options of such Eligible Director shall become exercisable, to the full extent of the number of Option Shares remaining covered by such Annual Grant Options, regardless of whether such Annual Grant Options were previously exercisable, and each such Option shall expire two (2) years after the date of any such termination or on the expiration of the Option Period, whichever is earlier.

                 4.7.3 Exercise of a deceased Eligible Director's Options that are still exercisable shall be effected, as determined by the Committee in its sole
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          discretion, by (a) the estate of such Eligible Director, (b) the person or persons whom the Eligible Director has designated in a writing filed with the Company under Section 10.4, or (c) if no such designation has been made, by the person or persons to whom the Eligible Director's rights have passed by testamentary disposition or intestate succession.

          4.8 Unless otherwise provided in the Award Agreement, the right of any Eligible Director to exercise an Option granted under the Program shall, during the lifetime of such Eligible Director, be exercisable only by such Eligible Director and shall not be assignable or transferable by such Eligible Director other than by testamentary disposition or intestate succession.

          4.9 Neither the Eligible Director, nor an Eligible Director's successor or successors in interest, shall have any rights as a stockholder of the Company with respect to any shares of Common Stock subject to an Option granted to any such Eligible Director until the date of issuance of a stock certificate in respect of such shares of Common Stock. Neither the Program, nor the granting of an Option, nor any other action taken pursuant to the Program shall constitute or be evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a director of the Company for any period of time or at any particular rate of remuneration.

       5.   RESTRICTED SHARES.
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            5.1  Immediately following each Annual Meeting, and subject to the terms and conditions of this Section 5, each Eligible Director at such time shall be granted automatically each year a number of Restricted Shares of Common Stock equal to the quotient resulting when $25,000 is divided by the average Fair Market Value of the Common Stock during the Applicable Trading Period.

            5.2 During any restricted period, such stock shall be and remain unvested and an Eligible Director may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, an Eligible Director shall be entitled to receive payment of the Restricted Shares or a portion thereof, as the case may be, as provided below. After the satisfaction and/or lapse of the applicable restrictions, terms and conditions in respect of a grant of Restricted Shares, a new certificate, without the legend set forth below, for the number of shares of Common Stock which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant.

            5.3 An Eligible Director shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares, all of the rights of a shareholder of such stock (except as such rights are limited or restricted under the Program or in the relevant Award Agreement). Any stock dividends paid in respect of unvested Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other
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terms and conditions that apply to the unvested Restricted Shares in respect of which such stock dividends are issued.

            5.4 With respect to each Eligible Director receiving an award of Restricted Shares, there shall be issued a stock certificate (or certificates) in respect of such Restricted Shares. Such stock certificate(s) shall be registered in the name of such Eligible Director, shall be accompanied by a stock power duly executed by such Eligible Director, and shall bear, among other required legends, the following legend:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, without limitation, forfeiture events) contained in the Carson, Inc. 1996 Non-Employee Directors Equity Incentive Program and an Award Agreement entered into between the registered owner hereof and Carson, Inc. Copies of such Program and Award Agreement are on file in the office of the Secretary of Carson, Inc., Savannah, Georgia. Carson, Inc. will furnish to the recordholder of the certificate, without charge and upon written request at its principal place of business, a copy of such Program and Award Agreement. Carson, Inc. reserves the right to refuse to record the transfer of this certificate until all such restrictions are satisfied, all such terms are complied with and all such conditions are satisfied."

Such stock certificate evidencing such shares shall, in the sole discretion of the Board, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.

            5.5 Restricted Shares shall become vested in respect of the aggregate number of underlying shares of Common Stock, determined as of the Grant Date, according to the following schedule:

            (a) one-third as of the first anniversary of the Grant Date;

            (b) an additional one-third on the second anniversary of the Grant
                Date; and

            (c) the remaining one-third on the third anniversary of the Grant
                Date.

            5.6 In the event of a Voluntary Termination, the then outstanding unvested Restricted Shares of such Eligible Director shall automatically be forfeited on the effective date of such termination. In the event of an Involuntary Termination, the then outstanding unvested Restricted Shares of such Eligible Director shall become 100% vested and non-forfeitable as of the date of any such termination.
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       6.   WITHHOLDING.   The Eligible Director shall pay to the Company in
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cash an amount equal to any applicable withholding taxes determined by the
Company to be required to be withheld or collected under applicable federal, state or local laws or regulations.

       7.   INCOME TAX LIABILITY.     All taxes, if any, in respect of any
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Option(s) and/or Restricted Shares granted hereunder to the Eligible Director hereunder shall be the sole responsibility of and shall be paid by the Eligible Director.

       8.   CHANGES IN CAPITALIZATION AND OTHER MATTERS.
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          8.1    The existence of the Program, any Award Agreement and/or the grants made hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize
(a) any adjustment, recapitalization, reorganization or other change in the Company's or any subsidiary's capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company's or any subsidiary's capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any subsidiary, (e) any sale or transfer of all or any part of the Company's or any subsidiary's assets or business, or (f) any other corporate act or proceeding by the Company or any subsidiary. An Eligible Director, any beneficiary(ies) of any such Eligible Director and/or any other person shall not have any claim against any member of the Board or any committee thereof, the Company or any subsidiary, or any employees, officers or agents of the Company or any subsidiary, as a result of any such action.

          8.2 In the event of any change in capitalization affecting the Common Stock of the Company, including, without limitation, a stock dividend or other distribution, stock split, reverse stock split, recapitalization, consolidation, subdivision, split-up, spin-off, split-off, combination or exchange of shares or other form of reorganization or recapitalization, or any other change affecting the Common Stock, proportionate adjustments shall be made to reflect such change, including, without limitation, with respect to the aggregate number and class of shares of the Common Stock subject to and authorized by the Program, the number and class of shares of Common Stock in respect of which an Option or Restricted Share may be granted to an Eligible Director under the Program as provided in Section 4, the number and class of shares subject to each outstanding Option or Restricted Share, and the per share exercise price specified for each outstanding Option.

       9.   AMENDMENT; TERMINATION.  The Board may suspend or terminate the
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Program (or any portion thereof) at any time and may amend the Program at any time and from time to time in such respects as the Board may deem advisable. In addition, no such amendment, suspension or termination shall be effective if it would materially adversely effect the rights of any Eligible Director in respect of any outstanding Option or Restricted Share, without the consent of such Eligible Director.